UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-12

MOVADO GROUP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MOVADO GROUP, INC.
650 From Road, Ste. 375
Paramus, New Jersey 07652-3556

ADDITIONAL INFORMATION REGARDING
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, JUNE 25, 2020

The following Notice of Change of Location of Annual Meeting of Shareholders relates to and supplements the 2020 Notice of Annual Meeting of Shareholders and Proxy Statement (the “Proxy Statement”) of Movado Group, Inc. (the “Company”), filed with the Securities and Exchange Commission on May 12, 2020 and subsequently mailed or made available to the Company’s shareholders in connection with the solicitation of proxies by the Company’s Board of Directors for use at the 2020 annual meeting of shareholders (the “Annual Meeting”) to be held on Thursday, June 25, 2020.
On June 10, 2020, the Company issued the attached press release related to a change to the location of the Annual Meeting. As described below, the Annual Meeting will now be held in a virtual-only meeting format.

Except as specifically stated in this supplement, the information set forth in the Proxy Statement remains unchanged.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Movado Group, Inc. Announces Virtual-Only Format for 2020 Annual Meeting of Shareholders
Paramus, NJ – June 10, 2020 -- Movado Group, Inc. (NYSE: MOV) today announced that it has changed the format of its 2020 annual meeting of shareholders to a virtual-only meeting, due to the public health impact of the coronavirus pandemic and to prioritize the health and well-being of meeting participants.
The Annual Meeting will be held in a virtual format only at 10:00 a.m., Eastern Daylight Time, on Thursday, June 25, 2020. Shareholders will not be able to attend the Annual Meeting in person.
As described in the proxy materials for the Annual Meeting distributed beginning on May 12, 2020, shareholders at the close of business on the record date, April 30, 2020, are entitled to attend the Annual Meeting.
To be admitted to the meeting at www.virtualshareholdermeeting.com/MOV2020, such persons must enter the 16-digit voting control number found on their proxy card, voting instruction form, or notice of internet availability of proxy materials. If your shares are held in “street name” through a broker, bank or other nominee, you may obtain your control number by contacting your broker or other nominee.
Shareholders may vote and ask questions during the Annual Meeting by following the instructions available on the meeting website during the meeting.
Please note that the proxy card and voting instruction form included with previously-distributed proxy materials will not be updated to reflect the change from an in-person meeting to a virtual-only meeting but may nevertheless be used to vote shares in connection with the Annual Meeting. Whether or not shareholders plan to attend the virtual-only Annual Meeting, Movado Group, Inc. urges shareholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials. Shareholders who have already sent in proxies, or submitted their proxies via telephone or internet, do not need to take any further action.
About Movado Group, Inc.
Movado Group, Inc. designs, sources, and distributes MOVADO®, MVMT®, OLIVIA BURTON®, EBEL®, CONCORD®, COACH®, TOMMY HILFIGER®, HUGO BOSS®, LACOSTE®, SCUDERIA FERRARI®, REBECCA MINKOFF® and URI MINKOFF® watches worldwide, and operates Movado company stores in the United States and Canada.